Exhibit 99

                       Littlefield Corporation Announces
                     Resignation of Chief Financial Officer


    AUSTIN, Texas--(BUSINESS WIRE)--July 10, 2006--Littlefield
Corporation (OTCBB:LTFD) announces that Troy Zinn has resigned as Chief Financial Officer effective immediately. He will continue to be available for continuity purposes through the end of August 2006.
    Jeffrey L. Minch, President and Chief Executive Officer of
Littlefield Corporation, offered the following comments:


    "Today I have accepted the resignation of Troy Zinn as Chief
    Financial Officer. I join the entire Company in wishing him well in future endeavors and thanking him for his hard work on behalf of Littlefield Corporation."

    In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward-looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company's Securities and Exchange Commission filings and reports.



    CONTACT: Littlefield Corporation, Austin
             Cecil Whitmore, 512-476-5141
             cwhitmore@littlefield.com